REYNOLDS FUNDS, INC.
                     INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

             The following constitutes an agreement establishing an Individual Retirement Account (under Section 408(a) of the Internal Revenue Code) between the Depositor and the Custodian.

                                    ARTICLE I

             The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in Section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an
   employer contribution to a simplified employee pension plan as described in Section 408(k). Rollover contributions before January 1, 1993, include rollovers described in Section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4),
   403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in Section 408(k).

                                   ARTICLE II

             The Depositor's interest in the balance in the custodial account is nonforfeitable.

                                   ARTICLE III

             1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5)).

             2. No part of the custodial funds may be invested in collectibles (within the meaning of Section 408(m)) except as otherwise permitted by Section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV

             1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with Section 408(a)(6) and Proposed Regulations
   Section 1.408-8, including the incidental death benefit provisions of Proposed Regulations Section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

             2. Unless otherwise elected by the time distributions are required to begin to the Depositor under Paragraph 3, or to the surviving spouse under Paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

             3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

             (a)  A single sum payment.

             (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

             (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

             (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

             (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

             4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

             (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with Paragraph 3.

             (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

             (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

             (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

             (c) Except where distribution in the form of an annuity meeting the requirements of Section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

             (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

             5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under Paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designed beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with Paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

             6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                    ARTICLE V

             1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under Section 408(i) and Regulations Section 1.408-5 and 1.408-6.

             2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

                                   ARTICLE VI

             Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with
   Section 408(a) and related regulations will be invalid.

                                   ARTICLE VII

             This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                  ARTICLE VIII

             1. Investment of Account Assets. (a) All contributions to the custodial account shall be invested in the shares of any regulated investment company ("Investment Company") for which Reynolds Capital Management, Inc. serves as investment advisor, or any other regulated investment company designated by the investment advisor. Shares of stock of an Investment Company shall be referred to as Investment Company Shares."

             (b) Each contribution to the custodial account shall identify the Depositor's account number and be accompanied by a signed statement directing the investment of that contribution. The Custodian may return to the Depositor, without liability for interest thereon, any contribution which is not accompanied by adequate account identification or an appropriate signed statement directing investment of that contribution.

             (c) Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner such shares are
   offered to the public.   All distributions received on Investment Company
   Shares held in the custodial account shall be reinvested in like shares. If any distribution of Investment Company Shares may be received in additional like shares or in cash or other property, the Custodian shall elect to receive such distribution in additional like Investment Company Shares.

             (d) All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee. The Depositor shall be the beneficial owner of all Investment Company Shares held in the custodial account and the Custodian shall not vote any such
   shares, except upon written direction of the Depositor.   The Custodian
   agrees to forward to the Depositor each prospectus, report, notice, proxy and related proxy soliciting materials applicable to Investment Company Shares held in the custodial account received by the Custodian.

             (e) The Depositor may, at any time, by written notice to the Custodian, redeem any number of shares held in the custodial account and reinvest the proceeds in the shares of any other Investment Company. Such redemptions and reinvestments shall be done at the price and in the manner such shares are then being redeemed or offered by the respective Investment Companies.

             2.   Amendment and Termination.  (a)   The Custodian may amend
   the Custodial Account (including retroactive amendments) by delivering to the Depositor written notice of such amendment setting forth the substance and effective date of the amendment. The Depositor shall be deemed to have consented to any such amendment not objected to in writing by the Depositor within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the custodial account to be diverted to purposes other than for the exclusive benefit of the Depositor or his or her beneficiaries.

             (b) The Depositor may terminate the custodial account at any time by delivering to the Custodian a written notice of such termination.

             (c) The custodial account shall automatically terminate upon distribution to the Depositor or his or her beneficiaries of its entire balance.

             3. Taxes and Custodial Fees. Any income taxes or other taxes levied or assessed upon or in respect of the assets or income of the custodial account and any transfer taxes incurred shall be paid from the custodial account. All administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the Custodian's compensation shall be paid from the custodial account, unless otherwise paid by the Depositor or his or her beneficiaries.

             The Custodian's fees are set forth in a schedule provided to the
   Depositor.   Extraordinary charges resulting from unusual administrative responsibilities not contemplated by the schedule will be subject to such additional charges as will reasonably compensate the Custodian. Fees for refund of excess contributions, transferring to a successor trustee or custodian, or redemption/reinvestment of Investment Company Shares will be deducted from the refund or redemption proceeds and the remaining balance will be remitted to the Depositor, or reinvested or transferred in accordance with the Depositor's instructions.

             4.   Reports and Notices.   (a) The Custodian shall keep
   adequate records of transactions it is required to perform hereunder. After the close of each calendar year, the Custodian shall provide to the Depositor or his or her legal representative a written report or reports reflecting the transactions effected by it during such year and the assets and liabilities of the Custodial Account at the close of the year.

             (b) All communications or notices shall be deemed to be given upon receipt by the Custodian at Reynolds Funds, Inc., c/o Firstar Trust Company, Mutual Fund Services, 615 East Michigan Street, 3rd Floor, P.O. Box 701, Milwaukee, WI 53201-0701, or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

             5. Designation of Beneficiary. The Depositor may designate a beneficiary or beneficiaries to receive benefits from the custodial account in the event of the Depositor's death. In the event the Depositor has not designated a beneficiary, or if all beneficiaries shall predecease the Depositor, the following persons shall take in the order named:

             (a)  The spouse of the Depositor;

             (b) If the spouse shall predecease the Depositor or if the Depositor does not have a spouse, then to the personal representative of the Depositor's estate.

             6. Multiple Individual Retirement Accounts. In the event the Depositor maintains more than one individual retirement account (as defined in Section 408(a)) and elects to satisfy his or her minimum distribution requirements described in Article IV above by making a distribution for another individual retirement account in accordance with Paragraph 6 thereof, the Depositor shall be deemed to have elected to calculate the amount of his or her minimum distribution under this custodial account in the same manner as under the individual retirement account from which the distribution is made.

             7.   Inalienability of Benefits.   The benefits provided under
   this custodial account shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

             8. Rollover Contributions and Transfers. The Custodian shall have the right to receive rollover contributions and to receive direct transfers from other custodians or trustees. All contributions must be made in cash or check.

             9. Conflict in Provisions. To the extent that any provisions of this Article VIII shall conflict with the provisions of Articles IV, V and/or VII, the provisions of this Article VIII shall govern.

             10.  Applicable  State Law.    This custodial account shall be
   construed, administered and enforced according to the laws of the State of Wisconsin.

                              REYNOLDS FUNDS, INC.
                  ROTH INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

             The following constitutes an agreement establishing a Roth IRA (under Section 408A of the Internal Revenue Code) between the depositor and the custodian.

                                    ARTICLE I

        1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the depositor.

        2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

                                   ARTICLE II

                The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married depositor who files jointly, between AGI of $150,000 and $160,000; and for a married depositor who files separately, between $0 and $10,000. In the case of a conversion, the custodian will not accept IRA Conversion Contributions in a tax year if the depositor's AGI for that tax year exceeds $100,000 or if the depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

                                   ARTICLE III

             The depositor's interest in the balance in the custodial account if nonforfeitable.

                                   ARTICLE IV

        1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

        2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

                                    ARTICLE V

        1. If the depositor dies before his or her entire interest is distributed to him or her and the grantor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the depositor or, if the depositor has not so elected, at the election of the beneficiary or beneficiaries, either.

               (a) Be distributed by December 31 of the year containing the fifth anniversary of the depositor's death, or

               (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the depositor's death.

               If distributions do not begin by the date described in (b), distribution method (a) will apply.

        2. In the case of distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the grantor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

        3. If the depositor's spouse is the sole beneficiary on the depositor's date of death, such spouse will then be treated as the depositor.

                                   ARTICLE VI

        1. The depositor agrees to provide the custodian with information necessary for the custodian to prepare any reports required under section 408(i) and 408A(d)(3)(E), regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

        2. The custodian agrees to submit reports to the Internal Revenue Service and the depositor prescribed by the Internal Revenue Service.

                                   ARTICLE VII

             Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

                                  ARTICLE VIII

             This Agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.


                                   ARTICLE IX

        1. Investment of Account Assets. a. All contributions to the custodial account shall be invested in the shares of any regulated investment company ("Investment Company") for which Reynolds Capital Management, Inc. serves as investment advisor, or any other regulated investment company designated by the investment advisor. Shares of stock of an Investment Company shall be referred to as "Investment Company Shares."

        b. Each contribution to the custodial account shall identify the depositor's account number and be accompanied by a signed statement directing the investment of that contribution. The custodian may return to the depositor, without liability for interest thereon, any contribution which is not accompanied by adequate account identification or an appropriate signed statement directing investment of that contribution.

        c. Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner such shares are offered to the public. All distributions received on Investment Company Shares held in the custodial account shall be reinvested in like shares. If any distribution of Investment Company Shares may be received in additional like shares or in cash or other property, the custodian shall elect to receive such distribution in additional like Investment Company Shares.

        d. All Investment Company Shares acquired by the custodian shall be registered in the name of the custodian or its nominee. The depositor shall be the beneficial owner of all Investment Company Shares held in the custodial account and the custodian shall not vote any such shares, except upon written direction of the depositor. The custodian agrees to forward to the depositor each prospectus, report, notice, proxy and related proxy soliciting materials applicable to Investment Company Shares held in the custodial account received by the custodian.

        e. The depositor may, at any time, by written notice to the custodian, redeem any number of shares held in the custodial account and reinvest the proceeds in the shares of any other Investment Company. Such redemptions and reinvestments shall be done at the price and in the manner such shares are then being redeemed or offered by the respective Investment Companies.

        2. Amendment and Termination. a. The custodian may amend the Custodial Account (including retroactive amendments) by delivering to the depositor written notice of such amendment setting forth the substance and effective date of the amendment. The depositor shall be deemed to have consented to any such amendment not objected to in writing by the depositor within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the custodial account to be diverted to purposes other than for the exclusive benefit of the depositor or his or her beneficiaries.

        b. The depositor may terminate the custodial account at any time by delivering to the custodian a written notice of such termination.

        c. The custodial account shall automatically terminate upon distribution to the depositor or his or her beneficiaries of its entire balance.

        3. Taxes and Custodial Fees. Any income taxes or other taxes levied or assessed upon or in respect of the assets or income of the custodial account and any transfer taxes incurred shall be paid from the custodial account. All administrative expenses incurred by the custodian in the performance of its duties, including fees for legal services rendered to the custodian, and the custodian's compensation shall be paid from the custodial account, unless otherwise paid by the depositor or his or her beneficiaries.

             The custodian's fees are set forth in a schedule provided to the depositor. Extraordinary charges resulting from unusual administrative responsibilities not contemplated by the schedule will be subject to such additional charges as will reasonably compensate the custodian. Fees for refund of excess contributions, transferring to a successor trustee or custodian, or redemption/reinvestment of Investment Company Shares will be deducted from the refund or redemption proceeds and the remaining balance will be remitted to the depositor, or reinvested or transferred in accordance with the depositor's instructions.

        4. Reports and Notices. a. The custodian shall keep adequate records of transactions it is required to perform hereunder. After the close of each calendar year, the custodian shall provide to the depositor or his or her legal representative a written report or reports reflecting the transactions effected by it during such year and the assets and liabilities of the Custodial Account at the close of the year.

        b. All communications or notices shall be deemed to be given upon receipt by the custodian at Reynolds Funds, Inc., c/o Firstar Trust Company, Mutual Fund Services, 615 East Michigan Street, 3rd Floor, P.O. Box 701, Milwaukee, WI 53201-0701, or the depositor at his most recent address shown in the custodian's records. The depositor agrees to advise the custodian promptly, in writing, of any change of address.

        5. Designation of Beneficiary. The depositor may designate a beneficiary or beneficiaries to receive benefits from the custodial account in the event of the depositor's death. In the event the depositor has not designated a beneficiary, or if all beneficiaries shall predecease the depositor, the following persons shall take in the order named:

        a.      The spouse of the depositor;

        b. If the spouse shall predecease the depositor or if the depositor does not have a spouse, then to the personal representative of the depositor's estate.

        6. Inalienability of Benefits. The benefits provided under this custodial account shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

        7. Rollover Contributions and Transfers. Subject to the restrictions in Article I, the custodian shall have the right to receive rollover contributions and to receive direct transfers from other custodians or trustees. All contributions must be made in cash or check.

        8. Conflict in Provisions. To the extent that any provisions of this Article VIII shall conflict with the provisions of Articles V, VI and/or VIII, the provisions of this Article IX shall govern.

        9. Applicable State Law. This custodial account shall be construed, administered and enforced according to the laws of the State of Wisconsin.

                              REYNOLDS FUNDS, INC.

                 SIMPLE INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

             The participant whose name appears above is establishing a savings incentive match plan for employees of small employers individual retirement account (SIMPLE IRA) under sections 408(a) and 408(p) to provide for his or her retirement and for the support of his or her beneficiaries after death.

             The custodian named above has given the participant the disclosure statement required under Regulations section 1.408-6.

             The participant and the custodian make the following agreement:

                                    ARTICLE I

             The custodian will accept cash contributions made on behalf of the participant by the participant's employer under the terms of a SIMPLE plan described in section 408(p). In addition, the custodian will accept transfers or rollovers from other SIMPLE IRAs of the participant. No other contributions will be accepted by the custodian.

                                   ARTICLE II

           The participant's interest in the balance in the custodial account is nonforfeitable.

                                   ARTICLE III

             1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

             2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

                                   ARTICLE IV

             1. Notwithstanding any provision of this agreement to the contrary, the distribution of the participant's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

             2. Unless otherwise elected by the time distributions are required to begin to the participant under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the participant and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

             3. The participant's entire interest in the custodial account must be, or begin to be, distributed by the participant's requested beginning date (April 1 following the calendar year end in which the participant reaches age 70-1/2). By that date, the participant may elect, in a manner acceptable to the custodian, to have the balance in the custodial account distributed in:

             a.        A single sum payment.

             b. An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the participant.

             c. An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the participant and his or her designated beneficiary.

             d. Equal or substantially equal annual payments over a specified period that may not be longer than the participant's life expectancy.

             e. Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the participant and his or her designated beneficiary.

             4. If the participant dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

             a. If the participant dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

             b. If the participant dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the participant or, if the participant has not so elected, at the election of the beneficiary or beneficiaries, either

             (i) Be distributed by the December 31 of the year containing the fifth anniversary of the participant's death, or

             (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the participant's death. If, however, the beneficiary is the participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the participant would have reached age 70-1/2.

                  c. Except where distribution in the form of an annuity meeting the requirements of section 408(b0(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the participant's required beginning date, even though payments may actually have been made before that date.

                  d. If the participant dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

                   5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the participant's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the participant (or the joint life and last survivor expectancy of the participant and the participant's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the participant and designated beneficiary as of their birthdays in the year the participant reaches age 70-1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

             6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                    ARTICLE V

             1. The participant agrees to provide the custodian with information necessary for the custodian to prepare any report required under sections 408(i) and 408(l)(2) and Regulations sections 1.408-5 and 1.408-6.

             2. The custodian agrees to submit reports to the Internal Revenue Service and the participant as prescribed by the Internal Revenue Service.

             3. The custodian also agrees to provide the participant's employer the summary description described in section 408(l)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

                                   ARTICLE VI

             Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with sections 408(a) and 408(p) and the related regulations will be invalid.

                                   ARTICLE VII

             This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                  ARTICLE VIII

             1. Investment of Account Assets. a. All contributions to the custodial account shall be invested in the shares of any regulated investment company ("Investment Company") for which Reynolds Capital Management, Inc. serves as investment advisor, or any other regulated investment company designated by the investment advisor. Shares of stock of an Investment Company shall be referred to as Investment Company Shares."

             b. Each contribution to the custodial account shall identify the Depositor's account number and be accompanied by a signed statement directing the investment of that contribution. The Custodian may return to the Depositor, without liability for interest thereon, any contribution which is not accompanied by adequate account identification or an appropriate signed statement directing investment of that contribution.

             c. Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner such shares are offered to the public. All distributions received on Investment Company Shares held in the custodial account shall be reinvested in like shares. If any distribution of Investment Company Shares may be received in additional like shares or in cash or other property, the Custodian shall elect to receive such distribution in additional like Investment Company Shares.

             d. All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee. The Depositor shall be the beneficial owner of all Investment Company Shares held in the custodial account and the Custodian shall not vote any such shares, except upon written direction of the Depositor. The Custodian agrees to forward to the Depositor each prospectus, report, notice, proxy and related proxy soliciting materials applicable to Investment Company Shares held in the custodial account received by the Custodian.

             e. The Depositor may, at any time, by written notice to the Custodian, redeem any number of shares held in the custodial account and reinvest the proceeds in the shares of any other Investment Company. Such redemptions and reinvestments shall be done at the price and in the manner such shares are then being redeemed or offered by the respective Investment Companies.

             2. Amendment and Termination. i. The Custodian may amend the Custodial Account (including retroactive amendments) by delivering to the Depositor written notice of such amendment setting forth the substance and effective date of the amendment. The Depositor shall be deemed to have consented to any such amendment not objected to in writing by the Depositor within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the custodial account to be diverted to purposes other than for the exclusive benefit of the Depositor or his or her beneficiaries.

             b. The Depositor may terminate the custodial account at any time by delivering to the Custodian a written notice of such termination.

             c. The custodial account shall automatically terminate upon distribution to the Depositor or his or her beneficiaries of its entire balance.

             3. Taxes and Custodial Fees. Any income taxes or other taxes levied or assessed upon or in respect of the assets or income of the custodial account and any transfer taxes incurred shall be paid from the custodial account. All administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the Custodian's compensation shall be paid from the custodial account, unless otherwise paid by the Depositor or his or her beneficiaries.

             The Custodian's fees are set forth in a schedule provided to the Depositor. Extraordinary charges resulting from unusual administrative responsibilities not contemplated by the schedule will be subject to such additional charges as will reasonably compensate the Custodian. Fees for refund of excess contributions, transferring to a successor trustee or custodian, or redemption/reinvestment of Investment Company Shares will be deducted from the refund or redemption proceeds and the remaining balance will be remitted to the Depositor, or reinvested or transferred in accordance with the Depositor's instructions.

             4. Reports and Notices. a. The Custodian shall keep adequate records of transactions it is required to perform hereunder. After the close of each calendar year, the Custodian shall provide to the Depositor or his or her legal representative a written report or reports reflecting the transactions effected by it during such year and the assets and liabilities of the Custodial Account at the close of the year.

             b. All communications or notices shall be deemed to be given upon receipt by the Custodian at Reynolds Funds, Inc., c/o Firstar Trust Company, Mutual Fund Services, 615 East Michigan Street, 3rd Floor, P.O. Box 701, Milwaukee, WI 53201-0701, or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

             5. Designation of Beneficiary. The Depositor may designate a beneficiary or beneficiaries to receive benefits from the custodial account in the event of the Depositor's death. In the event the Depositor has not designated a beneficiary, or if all beneficiaries shall predecease the Depositor, the following persons shall take in the order named:

             a.        The spouse of the Depositor;

             b. If the spouse shall predecease the Depositor or if the Depositor does not have a spouse, then to the personal representative of the Depositor's estate.

             6. Multiple Individual Retirement Accounts. In the event the Depositor maintains more than one individual retirement account (as defined in Section 408(a)) and elects to satisfy his or her minimum distribution requirements described in Article IV above by making a distribution for another individual retirement account in accordance with Paragraph 6 thereof, the Depositor shall be deemed to have elected to calculate the amount of his or her minimum distribution under this custodial account in the same manner as under the individual retirement account from which the distribution is made.

             7. Inalienability of Benefits. The benefits provided under this custodial account shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

             8. Rollover Contributions and Transfers. The Custodian shall have the right to receive rollover contributions and to receive direct transfers from other custodians or trustees. All contributions must be made in cash or check.

             9. Conflict in Provisions. To the extent that any provisions of this Article VIII shall conflict with the provisions of Articles IV, V and/or VII, the provisions of this Article VIII shall govern.

             10. Applicable State Law. This custodial account shall be construed, administered and enforced according to the laws of the State of Wisconsin.

                              REYNOLDS FUNDS, INC.
                EDUCATION INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

             The depositor whose name appears above is establishing an education individual retirement custodial account under section 530 for the benefit of the designated beneficiary whose name appears above exclusively to pay for the qualified higher education expenses, within the meaning of section 530(b)(2), of such designated beneficiary.

             The custodian named above has provided the depositor with a concise statement disclosing the provisions governing section 530. This disclosure statement must include an explanation of the statutory requirements applicable to, and the income tax consequences of establishing and maintaining an account under, section 530. Providing the depositor with a copy of Notice 97-60, 1997-46 I.R.B. 8 (November 17,
   1997) is considered a sufficient disclosure statement. The custodian also will provide a copy of this form and the disclosure statement to the responsible individual, as defined in Article VI below, if the responsible individual is not the same person as the depositor.

             The depositor assigned the custodial account
   _______________________ dollars ($____________) in cash.

             The depositor and the custodian make the following agreement:

                                    ARTICLE I

             The custodian may accept additional cash contributions. These contributions may be from the depositor, or from any other individual, for the benefit of the designated beneficiary, provided the designated beneficiary has not attained the age of 18 as of the date such contributions are made. Total contributions that are not rollover contributions described in section 530(d)(5) are limited to a maximum amount of $500 for the taxable year.

                                   ARTICLE II

             The maximum aggregate contribution that an individual may make to the custodial account in any year may not exceed the $500 in total contributions that the custodial account can receive. In addition, the maximum aggregate contribution that an individual may make to the custodial account in any year is phased out for unmarried individuals who have modified adjusted gross income (AGI) between $95,000 and $110,000 for the year of the contribution and for married individuals who file joint returns with modified AGI between $150,000 and $160,000 for the year of the contribution. Unmarried individuals with modified AGI above $110,000 for the year and married individuals who file joint returns and have modified AGI above $160,000 for the year may not make a contribution for that year. Modified AGI is defined in section 530(c)(2).

                                   ARTICLE III

             No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common investment fund (within the meaning of section 530(b)(1)(D)).

                                   ARTICLE IV

        1. Any balance to the credit of the designated beneficiary on the date on which such designated beneficiary attains age 30 shall be distributed to the designated beneficiary within 30 days of such date.

        2. Any balance to the credit of the designated beneficiary shall be distributed to the estate of the designated beneficiary within 30 days of the date of such designated beneficiary's death.

                                    ARTICLE V

             The depositor shall have the power to direct the custodian regarding the investment of the above-listed amount assigned to the custodial account (including earnings thereon) in the investment choices offered by the custodian. The responsible individual, however, shall have the power to redirect the custodian regarding the investment of such amounts, as well as the power to direct the custodian regarding the investment of all additional contributions (including earnings thereon) to the custodial account. In the event that the responsible individual does not direct the custodian regarding the investment of additional contributions (including earnings thereon), the initial investment direction of the depositor also will govern all additional contributions made to the custodial account until such time as the responsible individual otherwise directs the custodian. Unless otherwise provided in this agreement, the responsible individual also shall have the power to direct the custodian regarding the administration, management, and distribution of the account.

                                   ARTICLE VI

             The "responsible individual" named by the depositor shall be a parent or guardian of the designated beneficiary. The custodial account shall have only one responsible individual at any time. If the responsible individual becomes incapacitated or dies while the designated beneficiary is a minor under state law, the successor responsible individual shall be the person named to succeed in that capacity by the preceding responsible individual in a witnessed writing or, if no successor is so named, the successor responsible individual shall be the designated beneficiary's other parent or successor guardian. Unless otherwise directed by checking the option below, at the time that the designated beneficiary attains the age of majority under state law, the designated beneficiary becomes the responsible individual.

             ______ Option  (This provision is effective only if checked):
   The responsible individual shall continue to serve as the responsible individual for the custodial account after the designated beneficiary attains the age of majority under state law and until such time as all assets have been distributed from the custodial account and the custodial account terminates. If the responsible individual becomes incapacitated or dies after the designated beneficiary reaches the age of majority under state law, the responsible individual shall be the designated beneficiary.

                                   ARTICLE VII

             The responsible individual ____ may or ____ may not change the beneficiary designated under this agreement to another member of the designated beneficiary's family described in section 529(e)(2) in accordance with the custodian's procedures.

                                  ARTICLE VIII

        1. The depositor agrees to provide the custodian with the information necessary for the custodian to prepare any reports required under section 530(h).

        2. The custodian agrees to submit reports to the Internal Revenue Service and the responsible individual as prescribed by the Internal Revenue Service.

                                   ARTICLE IX

             Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV will be controlling. Any additional articles that are not consistent with section 530 and related regulations will be invalid.

                                    ARTICLE X

             This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the depositor and the custodian whose signatures appear below.

                                   ARTICLE XI

             1. Investment of Account Assets. a. All contributions to the custodial account shall be invested in the shares of any regulated investment company ("Investment Company") for which Reynolds Capital Management, Inc. serves as investment advisor, or any other regulated investment company designated by the investment advisor. Shares of stock of an Investment Company shall be referred to as "Investment Company Shares."

             b. Each contribution to the custodial account shall identify the designated beneficiary's account number and shall be accompanied by a signed statement directing the investment of that contribution into the designated beneficiary's account. The custodian may return to the contributor, without liability for interest thereon, any contribution which is not accompanied by such information and such appropriate signed statement directing investment of that contribution.

             c. Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner such shares are offered to the public. All distributions received on Investment Company Shares held in the custodial account shall be reinvested in like shares. If any distribution of Investment Company Shares may be received in additional like shares or in cash, the custodian shall elect to receive such distribution in additional like Investment Company Shares.

             d. All Investment Company Shares acquired by the custodian shall be registered in the name of the custodian or its nominee. The designated beneficiary shall be the beneficial owner of all Investment Company Shares held in the custodial account and the custodian shall not vote any such shares, except upon written direction of the responsible individual. The custodian agrees to forward to the responsible individual each prospectus, report, notice, proxy and related proxy soliciting materials applicable to Investment Company Shares held in the custodial account received by the custodian.

             e. The responsible individual may, at any time, by written notice to the custodian, redeem any number of shares held in the custodial account and reinvest the proceeds in the shares of any other Investment Company. Such redemptions and reinvestments shall be done at the price and in the manner such shares are then being redeemed or offered by the respective Investment Companies.

             f. To the extent a responsible individual for the designated beneficiary makes or has power to make decisions as to the investment of the designated beneficiary's account, that party acknowledges that such decisions are binding and nonvoidable.

             2. Amendment and Termination. a. The custodian may amend the Custodial Account (including retroactive amendments) by delivering to the responsible individual written notice of such amendment setting forth the substance and effective date of the amendment. The responsible individual shall be deemed to have consented to any such amendment not objected to in writing by the responsible individual within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the custodial account to be diverted to purposes other than for the exclusive benefit of the designated beneficiary or his or her estate.

             b. The responsible individual may terminate the custodial account at any time by delivering to the custodian a written notice of such termination.

             c. The custodial account shall automatically terminate upon distribution to the designated beneficiary or his or her estate of its entire balance.

             3. Taxes and Custodial Fees. Any income taxes or other taxes levied or assessed upon or in respect of the assets or income of the custodial account and any transfer taxes incurred shall be paid from the custodial account. All administrative expenses incurred by the custodian in the performance of its duties, including fees for legal services rendered to the custodian, and the custodian's compensation shall be paid from the custodial account, unless otherwise paid by the beneficiary or his or her estate.

             The custodian's fees are set forth in a schedule provided to the responsible individual. Extraordinary charges resulting from unusual administrative responsibilities not contemplated by the schedule will be subject to such additional charges as will reasonably compensate the custodian. Fees for refund of excess contributions, transferring to a successor trustee or custodian, or redemption/reinvestment of Investment Company Shares will be deducted from the refund or redemption proceeds and the remaining balance will be remitted to the designated beneficiary, or reinvested or transferred in accordance with the responsible individual's instructions.

             4. Reports and Notices. a. The custodian shall keep adequate records of transactions it is required to perform hereunder. After the close of each calendar year, the custodian shall provide to the responsible individual a written report or reports reflecting the transactions effected by it during such year and the assets and liabilities of the Custodial Account at the close of the year.

             b. All communications or notices shall be deemed to be given upon receipt by the custodian at Reynolds Funds, Inc., c/o Firstar Trust Company, Mutual Fund Services, 615 East Michigan Street, 3rd floor, P.O. Box 701, Milwaukee, WI 53201-0701 or the responsible individual at his most recent address shown in the custodian's records. The responsible individual agrees to advise the custodian promptly, in writing, of any change of address.

             5. Monitoring of Contribution Limitations Information. The custodian shall not be responsible for monitoring the amount of contributions made to the designated beneficiary's account or the income levels of any depositor or contributor for purposes of assuring compliance with applicable state or federal tax laws.

             6. Inalienability of Benefits. The benefits provided under this custodial account shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind and any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law. However, the responsible individual may change the designated beneficiary under the agreement to another member of the designated beneficiary's family described in Internal Revenue Code Section 529(e)(2) in accordance with the custodian's procedures.

             7. Rollover Contributions and Transfers. The custodian shall have the right to receive rollover contributions and to receive direct transfers from other custodians or trustees. All contributions must be made in cash or check.

             8. Conflict in Provisions. To the extent that any provisions of this Article XI on the Education IRA Application shall conflict with the provisions of Articles V through VIII or X, the provisions of this
   Article XI shall govern.

             9. Applicable State Law. This custodial account shall be construed, administered and enforced according to the laws of the State of Wisconsin.